Exhibit 10.19
STOCK OPTION AGREEMENT
UNDER THE SYSCOMM INTERNATIONAL CORPORATION 2001 FLEXIBLE STOCK PLAN
THIS STOCK OPTION AGREEMENT (this “Agreement”) made as of                     , 2008 (the “Grant Date”) between Steel Vault Corporation, f/k/a SysComm International Corporation, a Delaware Corporation (hereinafter called the “Company”), and                      (hereinafter called the “Optionee”), a Participant (as such term is defined in the Plan) under the Plan (as such term is defined below) of the Company.
WITNESSETH
WHEREAS, as of March 29, 2001, the 2001 Flexible Stock Option Plan (hereinafter called the “Plan”) was approved by the stockholders of the Company;
WHEREAS, the Plan is administered by the Stock Option and Compensation Committee of the Board of Directors (the “Committee”);
WHEREAS, the Committee has determined that, as a consultant to the Company, the Optionee is eligible to receive a grant of an option under the Plan subject to the terms and conditions hereinafter contained;
NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:
1. Grant of Option. The Company, subject to the terms and conditions of this Agreement and the Plan, which are incorporated hereto by reference, hereby grants to the Optionee, effective                     , 20           (the “Grant Date”), the right to purchase from the Company at a price of $                     per share (the “Exercise Price”) an aggregate of                      (                    ) shares of Common Stock (the “Option”), purchasable as set forth in, and subject to the terms and conditions of, this Agreement.
The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2. Nontransferable. The Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by the Optionee or by his/her guardian or legal representative.
3. Vesting and Exercisability of Option. Subject to the limitations on exercise in Section 7 of this Stock Option Agreement, the Optionee’s interest in the Option shall vest and be exercisable immediately on the Grant Date.
4. Term of Option. The Option shall expire and terminate and cease to be exercisable with respect to any shares of Common Stock at 5:00 p.m. on [ENTER 10TH ANNIVERSARY OF GRANT DATE].

5. Exercise of Option.
The Option may be exercised only by written notice to the Secretary of the Company as provided in paragraph 10 hereof. Such notice, shall state the election to exercise the Option, the manner of payment of the option price and the number of shares in respect of which it is being exercised and shall be signed by the Optionee. The certificate or certificates of the shares as to which the Option shall have been exercised will be registered only in the name of the person exercising the Option. In the event the option becomes exercisable by another person or persons upon the death of the Optionee, the notice of exercise shall be accompanied by appropriate proof of the right to exercise the Option. The Option may not be exercised at any one time as to fewer than 100 shares of Common Stock (or such number of shares as to which the Option is then exercisable if such number is less than 100).
6. Payment of Exercise Price.
Payment of the aggregate Exercise Price and any applicable withholding taxes may be made by one of the following methods:
(a) By cash, certified or cashiers’ check, bank draft or money order; or
(b) Through a “cashless exercise sale and remittance procedure” pursuant to which the Optionee shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Company to effect the immediate sale of the purchased shares and remit to the Company, out of the sales proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable through the purchased shares plus applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.
The Optionee shall not have any of the rights of a stockholder of the Company with respect to the shares delivered upon any exercise of the Option unless and until certificates representing such shares shall have been delivered to the Optionee.

7. Maximum Exercise.
(a) Notwithstanding anything herein to the contrary, in no event will the Optionee be entitled to exercise any portion of the Option in excess of that portion of any stock options of the Company issued to Optionee that, upon exercise, the sum of which (i) the number of shares of common stock of the Company beneficially owned by Optionee (other than shares of common stock that may be deemed beneficially owned through the ownership of the unexercised portion of any stock options of the Company issued to Optionee or the unexercised or unconverted portion of any other security of Optionee subject to a limitation on conversion analogous to the limitations contained herein) and (ii) the number of shares of common stock of the Company issuable upon the exercise of the portion of Optionee’s Option with respect to which the determination of this proviso is being made, would result in Beneficial Ownership by Optionee and his or her Affiliates of any amount greater than 4.99% of the then outstanding shares of common stock of the Company (whether or not, at the time of such exercise, the Optionee and his or her Affiliates beneficially own more than 4.99% of the then outstanding shares of common stock of the Company). In the event the Optionee is not able to exercise any portion of the Option due to the exercise limitations of this Section 7(a), such unexercised portion of the Option will remain outstanding until the earlier to occur of (x) the Optionee’s exercise of the unexercised portion in accordance with the terms and conditions of this Stock Option Agreement, including this Section 7, or (y) [ENTER 10TH ANNIVERSARY OF Grant Date]. However, the limitations imposed by this Section 7 do not apply to an Option exercised by the Optionee in accordance with the “cashless exercise sale and remittance procedure” set forth in Section 6(b) of this Agreement.
(b) As used in this Section 7, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). As used in this Section 7, the term “Beneficial Ownership” shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in this Section 7(a)(i) above.
8. Compliance with Applicable Laws.
The Optionee agrees that any resale of the shares received upon any exercise of the Option shall be made in compliance with the registration requirements of the Securities Act of 1933 as amended or an applicable exemption therefrom and to promptly provide the Company with such representations, certificates and other assurances of compliance with such registration requirements as the Company shall from time to time reasonably request. If the Optionee is an “affiliate” of the Company within the meaning of Rule 144 under such Act, the Optionee agrees that any resale of the shares received upon the exercise of the Option shall be made in compliance with the registration requirements of such Act or an applicable exemption therefrom, including without limitation the exemption provided by Rule 144.
9. Authority of Committee.
The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Optionee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

10. Notices.
Any notice to be given to the Company shall be addressed to the Chief Financial Officer of the Company, 1690 S. Congress Ave.; Suite 200; Delray Beach, FL 33445 and any notice to be given to the Optionee shall be addressed to him/her at his/her residence as it may appear on the records of the Company or at such other address as either party may hereafter designate in writing to the other.
11. Agreement Binding.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of the Company, but this Agreement shall not be assignable by the Optionee.
12. Withholding.
The Company and the Optionee agree the Company shall, to the extent permitted or required by law, have the right to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of this Option from any payment of any kind otherwise due to the Optionee.
13. Counterparts.
This Agreement may be executed in any number of counterparts, which may be by facsimile, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first written.
Steel Vault Corporation

By:

[OPTIONEE], Optionee

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